Exhibit 10.49

BRE PROPERTIES, INC.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

THIS NON-QUALIFIED OPTION (“Option” or “Option Agreement”) is granted by BRE Properties, Inc., a Maryland corporation (the “Company”), to the Non Employee Director (“Optionee”) as of the day of grant indicated on the Summary of Stock Option Grant available from the Benefit Access website.

WITNESSETH:

WHEREAS, the Company has duly adopted the Amended and Restated Non-Employee Director Stock Option Plan (the “Plan”), a copy of which (as amended to date) is available from the Benefit Access website; and

WHEREAS, the Plan provides for various automatic grants of stock options to each director of the Company who is not an employee; and

WHEREAS, pursuant to the Plan, Optionee is entitled to the grant of an Option on this date.

NOW, THEREFORE:

1. Number of Shares Subject to Option and Option Price. The Company hereby grants to the Optionee a Non-Qualified Stock Option to purchase from the Company up to the aggregate number of shares of Common Stock, $.01 par value, of the Company (“Shares”) at a price (the “Option Price”) per Share as indicated on the Summary of Stock Option Grant, which Option may be exercised upon the terms and conditions contained herein.

2. Option Period.

(a) Generally. Subject to the provisions of Section 2(b) below, the Option hereby granted may be exercised during the period (the “Option Period”) commencing on the date of grant of this Option and terminating at the close of business on the last business day preceding the tenth anniversary date of this Option Agreement.

(b) Installment Exercise. Optionee shall become entitled to purchase one twelfth (1/12) of the Shares covered by this Option on each monthly anniversary date as as indicated on the vesting schedule on the Summary of Stock Option Grant, so that this Option shall have become fully vested one year after the grant date.

(c) Acceleration of Vesting Upon a Change in Control or Merger, Etc. Upon a Change in Control (including a merger or similar transaction involving a Change of Control), this Option shall become fully vested and exercisable. In the event of a merger or similar transaction in which the Company is not the surviving entity, paragraph 8 of the Plan provides for either (a) assumption of this Option by the surviving entity (subject to acceleration of vesting if the transaction involves a Change in Control) or (b) acceleration of vesting at least 30 days prior to the transaction and cancellation in the discretion of the Committee on the effective date of the transaction against payment to the holder of cash in an amount equal to the estimated fair value of the Options so concerned as determined by the Company’s independent financial advisor.

(d) Termination of Director Status. Termination of an Optionee’s status as a director of the Company for any reason, including death or disability, shall not affect the ability of the Optionee or the Optionee’s estate to exercise this Option until the expiration date thereof, to the extent vested prior to the termination date; and, to the extent that any portion of this Option shall not have vested prior to the date of termination, such unvested portion shall expire on the date upon which Optionee ceases to be a director.

3. Exercise of the Option. This Option may be exercised in whole or in part by delivery to the Company a Cash Letter of Authorization (available from the Benefit Access website) which is a written notice specifying the number of Shares which the Optionee (or the Optionee’s legal representative) then desires to purchase, accompanied by full payment of the aggregate Option Price for such Shares as provided in Section 4, below. As soon as practicable after receipt of such notice and payment, the Company shall deliver to the Optionee a certificate or certificates evidencing the Shares issued on exercise of the Option. The notice shall be delivered to the Company at the following address:

                BRE Properties, Inc.

                44 Montgomery Street, 36th Floor

                San Francisco, CA 94104

                Attn: Human Resources

4. Manner of Paying Option Price. The Option Price shall be paid in full (i) in cash or (ii) by delivery to the Company (including delivery by attestation of ownership) of Shares owned by the Optionee and valued at Fair Market value on the date of exercise; provided that, any such already-owned Shares delivered to pay the exercise price, if originally acquired by Optionee from the Company, shall have been held at least six months.

5. Reload Grants. To the extent Optionee (1) exercises this Option, or any Reload Option granted hereunder, by delivering (or attesting to ownership of) Shares instead of paying cash, or (2) pays income tax withholding by delivering Shares, or having Shares withheld from exercise, the Optionee, if then still a Non-Employee Director, shall automatically receive on the date of such exercise a new Option (a “Reload Option”) to purchase additional Shares equal to the number of shares so delivered to, or withheld by, the Company. The Reload Option shall be subject to the same terms and conditions as this Option except that the Reload Option shall have an exercise price equal to the Fair Market Value per Share on the date the Reload Option is granted, shall expire the same date as the expiration date of the Option so exercised, and shall vest and become exercisable if Optionee holds all of the new Shares purchased (net of Shares withheld to pay taxes) under this Option until the first to occur of (i) 18 months after grant of the Reload Option or (ii) 12 months before the expiration of the Reload Option. However, a Reload Option shall vest sooner upon the occurrence of any of the following: (a) a Change in Control, (b) the Optionee’s retirement from the Board, or (c) the Optionee’s death or disability, or personal hardship as determined by the Committee.

6. Dilution and Other Adjustments. In the event of any change in the outstanding Shares by reason of a share dividend or share split, recapitalization, merger, consolidation, exchange of shares or other similar change, then the number of Shares subject to the Option and the Option Price of the Option shall be proportionately adjusted.

7. General Restriction. This Option is subject to the requirement that, if at any time the Company shall determine that (a) the listing, registration, or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body is necessary or desirable as a condition of the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8. Withholding Taxes. Optionee may elect to pay withholding taxes upon exercise of the Option, through delivery or surrender to the Company of Shares, valued at Fair Market Value, which Optionee owned prior to exercise or to which Optionee is otherwise entitled upon exercise of this Option; provided that, any such already-owned Shares delivered to pay withholding taxes, if originally acquired by the Optionee from the Company, shall have been held at least six months.

9. Non-Assignability. Except as may be permitted by the Committee in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934 with respect to any exemption from the short-swing profit provisions of Section 16(b) of that Act, the Option granted hereby and any rights granted hereunder or pursuant to the Plan are not transferable, except by will or the laws of descent and distribution, and this Option is exercisable during the Optionee’s lifetime only by the Optionee or his or her guardian or legal representative.

10. No Right to Continuing Service. Nothing herein shall confer upon the Optionee the right to continue in the service of the Company nor affect any right which the Company may have to terminate the service of the Optionee.

11. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to Shares acquired hereunder unless and until the certificates for such Shares are delivered to him or her.

12. Committee Interpretation Final. The Committee shall have the power, authority and sole discretion to construe, interpret and administer the Plan and this Option Agreement. The Committee’s decisions construing, interpreting and administering the Plan and this Option Agreement shall be conclusive and binding on all parties.

13. Amendment of Plan and Option. This Option is granted pursuant and subject to the Plan. Capitalized terms not defined in this Option Agreement shall have the meaning set forth in the Plan. The Board of Directors of the Company may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect, subject to Section 11 of the Plan. The Board may also modify or amend the terms and conditions of this Option, subject to the consent of the Optionee and consistent with the provisions of the Plan.

14. Non-Qualified Option. It is understood that this Option is not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code. The most significant income tax consequence of an option which is not an incentive stock option is that the excess of the fair market value of the Shares purchased upon exercise of the Option over the aggregate exercise price is considered taxable income to the Optionee in the year of exercise. Optionee represents that he or she has consulted counsel or otherwise understands the income tax consequences of this Option.

IN WITNESS WHEREOF this Option has been issued as of the Grant Date indicated on the Summary of Stock Option Grant.

BRE PROPERTIES, INC.

4